CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Delaware VIP Trust of our reports dated February 28, 2025, relating to the financial statements and financial highlights of Macquarie VIP Emerging Markets Series, Macquarie VIP Fund for Income Series, Macquarie VIP Growth Equity Series, Macquarie VIP Investment Grade Series, Macquarie VIP Limited Duration Bond Series and Macquarie VIP Opportunity Series, and of our reports dated March 10, 2025, relating to the financial statements and financial highlights of Macquarie VIP Growth and Income Series, Macquarie VIP Small Cap Value Series and Macquarie VIP Total Return Series, which appear in Delaware VIP Trust’s Certified Shareholder Reports on Form N-CSR for the year ended December 31, 2024.

We also consent to the incorporation by reference in this Registration Statement on Form N-1A of Ivy Variable Insurance Portfolios of our reports dated February 28, 2025, relating to the financial statements and financial highlights of Macquarie VIP Core Equity Series, Macquarie VIP Corporate Bond Series, Macquarie VIP Global Growth Series, Macquarie VIP Limited-Term Bond Series, Macquarie VIP Value Series, Macquarie VIP Pathfinder Aggressive Series, Macquarie VIP Pathfinder Conservative Series, Macquarie VIP Pathfinder Moderate Series, Macquarie VIP Pathfinder Moderately Aggressive Series, Macquarie VIP Pathfinder Moderately Conservative Series, Macquarie VIP Pathfinder Moderate - Managed Volatility Series, Macquarie VIP Pathfinder Moderately Aggressive - Managed Volatility Series and Macquarie VIP Pathfinder Moderately Conservative - Managed Volatility Series, and of our reports dated March 10, 2025, relating to the financial statements and financial highlights of Macquarie VIP Asset Strategy Series, Macquarie VIP Balanced Series, Macquarie VIP Energy Series, Macquarie VIP Growth Series, Macquarie VIP High Income Series, Macquarie VIP International Core Equity Series, Macquarie VIP Mid Cap Growth Series, Macquarie VIP Natural Resources Series, Macquarie VIP Science and Technology Series, Macquarie VIP Small Cap Growth Series and Macquarie VIP Smid Cap Core Series, which appear in Ivy Variable Insurance Portfolios’ Certified Shareholder Reports on Form N-CSR for the year ended December 31, 2024.

We also consent to the references to us under the headings "Financial Statements" and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
April 28, 2025